United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2013 (Date of earliest event reported: September 18, 2013)
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
 (Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On September 18, 2013, SkyMall, LLC (“SkyMall”), a wholly-owned subsidiary of SHC Parent Corp. (“SHC”), which is a wholly-owned subsidiary of Xhibit Corp. (“Xhibit”), amended its existing $7.65 million credit agreement (the “Credit Facility”), dated May 10, 2013, by and between SkyMall and JPMorgan Chase Bank, N.A. (the “Senior Lender”), to among other amendments, (a) permit the credit agreement, described below, with SMXE Lending, LLC (“SMXE”), a Delaware limited liability company, and (b) require SkyMall to provide the Senior Lender with the same financial information it provides to SMXE.

On September 18, 2013, SkyMall entered into a Credit Agreement with SMXE and issued a Line of Credit Note to SMXE in connection therewith (collectively, the "Credit Agreement").  The Credit Agreement provides SkyMall with a $5.0 million loan.  The Credit Agreement is fully guaranteed by, and secured by all of the assets of, Xhibit and its Subsidiaries, pursuant to Continuing Guarantees and Continuing Security Agreements of each of Xhibit and the Subsidiaries; a Leasehold Deed Of Trust, Assignment Of Rents And Leases, Security Agreement And Fixture Filing executed by SkyMall (“Deed of Trust”); a Trademark Collateral Agreement executed by SkyMall ("SkyMall TM Collateral Agreement"); and a Trademark And Copyright Collateral Agreement executed by Xhibit (“Xhibit TM Collateral Agreement”) (all of such documents together with the Credit Agreement, hereafter referred to as the “Credit Agreement Documents”).  For purposes hereof, “Subsidiaries” means Xhibit Interactive, LLC, SpyFire Interactive, LLC, Stacked Digital, LLC, FlyReply Corp., SHC Parent Corp., SkyMall, SkyMall Interests, LLC and SkyMall Ventures, LLC.  SMXE is an affiliate of and controlled by Jahm Najafi (“Najafi”), a member of Xhibit’s Board of Directors (the “Board”) and a major shareholder of Xhibit through beneficial ownership.

The Credit Agreement requires monthly interest payments and is due and payable in full on September 18, 2014.  The interest rate set forth in the Credit Agreement is LIBOR plus a margin of 4.5% per annum.  Upon an event of default under the Credit Agreement Documents, the interest rate increases automatically by 2% per annum and the outstanding principal and interest becomes immediately due and payable.  The Credit Agreement Documents contain customary representations and warranties, events of default, affirmative covenants and negative covenants that are substantially similar to those contained in the Credit Facility.  The covenants in both the Credit Facility and Credit Agreement Documents among other things, require SkyMall, Xhibit and the other Subsidiaries to continue to operate in their respective ordinary courses of business, maintain banking relationships and control accounts with the Senior Lender, and impose restrictions and limitations on, among other things, investments, dividends, acquisitions, asset sales, and the ability of Xhibit and its Subsidiaries to incur or guarantee additional debt and additional liens.  In addition, the Credit Agreement requires Xhibit to use its best efforts to obtain key man life insurance on Xhibit’s CEO, Kevin Weiss (“Weiss”), in an amount of $15 million.

The Credit Agreement has been subordinated to the Credit Facility with the Senior Lender pursuant to a Subordination and Intercreditor Agreement.  Except for certain liens on real estate and intellectual property contained in the Deed of Trust, the SkyMall TM Collateral Agreement and the Xhibit TM Collateral Agreement,  the Senior Lender’s lien in the assets of Xhibit and the Subsidiaries is senior to the lien of SMXE.

SkyMall and its Subsidiaries have an ongoing relationship with the Senior Lender for which it has received customary fees and expenses.  The Senior Lender has been providing commercial banking services, including custody and cash management services, to SkyMall and as a condition to closing the Credit Facility, will now provide these services to Xhibit and its other Subsidiaries just as SkyMall has been required to use the Senior Lender for these services.

The Board believes the Credit Agreement is fair and reasonable and that its terms reasonably reflect current market terms and conditions.  The Board explored other financing alternatives and, after review of the terms proposed by SMXE (during which Najafi recused himself), determined that the Credit Agreement represented the best available financing option in light of the existing Credit Facility from the Senior Lender.

In connection with the execution of the Credit Agreement, Xhibit entered into an Agreement (the “Bring Down Agreement”) related to that certain Agreement and Plan of Merger (the “Merger Agreement”), among Xhibit, Project SMI Corp., a Delaware corporation and wholly owned subsidiary of Xhibit, SHC, and TNC Group, Inc., an Arizona corporation as Stockholder Representative for the SHC stockholders, dated as of May 16, 2013.  Pursuant to the Bring Down Agreement, the Stockholder Representative and Xhibit each represented to the other that it was unaware of any claims that may be asserted under the Merger Agreement with respect to the representations and warranties made thereunder in connection with the “Merger” effected thereby. In addition, Xhibit agreed to reimburse the Stockholder Representative from the loan proceeds of the Credit Agreement for all out-of-pocket costs and expenses incurred by it and its affiliates in connection with the Merger and related transactions.

The Credit Facility was amended pursuant to an Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.   A copy of the Credit Agreement by and between SkyMall and SMXE and the Line of Credit Note issued to SMXE in connection therewith are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.   A copy of the Subordination and Intercreditor Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Bring Down Agreement is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the following Credit Agreement Documents are filed as Exhibits 10.5, 10.6, 10.9, 10.10 and 10.11, respectively, and each are incorporated herein by reference: Form of Continuing Security Agreement; Form of Continuing Guaranty, Deed of Trust, SkyMall TM Collateral Agreement, and Xhibit TM Collateral Agreement.  Each of the descriptions above of the Credit Facility, the Credit Agreement Documents and the Subordination and Intercreditor Agreement are qualified in their entirety by the complete text of the Credit Facility, the Credit Agreement and the Subordination and Intercreditor Agreement, respectively. The Credit Facility, the Credit Agreement Documents and the Subordination and Intercreditor Agreement have been included to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual information about Xhibit or SkyMall.  Each of the descriptions above of the Credit Facility, the Credit Agreement Documents and the Subordination and Intercreditor Agreement contains representations and warranties of SkyMall made to, and solely for the benefit of, the lender parties thereto.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective dates of the Credit Facility, the Credit Agreement Documents and the Subordination and Intercreditor Agreement.  Information concerning the subject matter of the representations and warranties may change after such dates, which subsequent information may or may not be fully reflected in Xhibit’s public disclosures.

In connection with the amendment of the Credit Facility and the execution of the Credit Agreement, on September 18, 2013, Xhibit and certain of its subsidiaries entered into an Amendment to Mutual Release Agreement (the "Amendment") with Chris Richarde (“Richarde”), Xhibit's former CEO and Chairman of the Board, amending that certain Mutual Release Agreement dated August 6, 2013 (the “Release”).  The Amendment changed certain conditions precedent to the closing of the Release, namely (i) reducing the aggregate number of shares of Xhibit’s common stock that Richarde was required to sell from 25 million to 20 million, (ii) changing the party to whom 15 million of the shares must be sold to X Shares, LLC, a Delaware limited liability company controlled by Najafi (the “X Shares Acquisition”); (iii) removing the requirement that shares being sold to X Shares, LLC must be subject to a lock-up agreement; and (iv) changing the number of shares of Xhibit common stock held by Richarde that must be subject to a lock-up agreement to 17.5 million.

The foregoing summary of the Amendment does not purport to be complete or describe all of its terms, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.  This summary description of the material terms of the Release and the other documents executed in connection therewith is qualified in its entirety by reference to the complete terms of the Release and such documents, which were filed as exhibits to the Current Report on Form 8-K filed by Xhibit on August 6, 2013, as amended, and the same are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant

As a result of the satisfaction of the conditions precedent to the closing of the Release on September 18, 2013, including without limitation the X Shares Acquisition, Najafi has acquired beneficial control of Xhibit. Najafi controls XSE, LLC (“XSE”), a Delaware limited liability company, which obtained 44,440,000 shares of Xhibit common stock in connection with the Merger.  Upon completion of the retirement of 4,440,064 shares of common stock previously held by Richarde as effected by the closing of the Release, Najafi will beneficially own and control in aggregate approximately 55.1% of the outstanding shares of Xhibit’s common stock. X Shares, LLC paid $375,000 for the shares transferred pursuant to the X Shares Acquisition, the funds for which came from cash on hand.  The X Shares Acquisition was made pursuant to the Amendment and the Mutual Release, based on a share price that had been negotiated by Richarde and a prior planned purchaser.  Prior to the closing of the transactions set forth in the Release, each of Richarde and Najafi beneficially owned and controlled approximately 39.7% of the outstanding shares of Xhibit’s common stock.  In connection with the Merger, the former SHC stockholders obtained the right to appoint a person to the Board (the “Appointed Director”), a right that has since been transferred to XSE.  On June 18, 2013, the right to appoint the Appointed Director was exercised, and Najafi was appointed to the Board of Directors of Xhibit.  Also in connection with the Merger, Richarde entered into a Voting Agreement, whereby Richarde agreed to vote all of his shares of stock in Xhibit in favor of the Appointed Director at each election of directors of Xhibit until such time as the former SHC stockholders, directly or indirectly, cease to own at least 10% of the outstanding stock of Xhibit.  This Voting Agreement remains in effect.

Weiss was appointed to the Board pursuant to the Merger Agreement. XSE has entered into a Voting Agreement whereby it has agreed to vote all of its shares of stock in Xhibit in favor of Weiss at each election of directors of Xhibit until such time as XSE, directly or indirectly, ceases to own at least 10% of the outstanding stock of Xhibit.

Item 9.01.  Exhibits

10.1	Amended and Restated Credit Agreement, dated as of September 18, 2013, by and between SkyMall, LLC and JP Morgan Chase Bank, N.A.
10.2	Credit Agreement, dated as of September 18, 2013 between SkyMall, LLC, as borrower, and SMXE Lending, LLC, as lender.
10.3	Line of Credit Note dated September 18, 2013 issued by SkyMall, LLC to SMXE Lending, LLC.
10.4	Subordination and Intercreditor Agreement dated as of September 18, 2013, by and among JP Morgan Chase Bank, N.A., SMXE Lending, LLC, and SkyMall, LLC.
10.5
Form of Continuing Security Agreement, dated as of September 18, 2013, to SMXE Lending, LLC from Xhibit Corp.; Xhibit Interactive, LLC; Stacked Digital, LLC; FlyReply Corp.; SpyFire Interactive, LLC; SkyMall Interests, LLC; SkyMall Ventures, LLC.

10.6
Form of Continuing Guaranty, dated as of September 18, 2013, to SMXE Lending, LLC from Xhibit Corp.; Xhibit Interactive, LLC; Stacked Digital, LLC; FlyReply Corp.; SpyFire Interactive, LLC; SkyMall Interests, LLC; SkyMall Ventures, LLC.

10.7	Agreement, dated as of September 18, 2013, by and among Xhibit Corp., SHC Parent Corp., a Delaware corporation, and TNC Group, Inc., an Arizona corporation as Stockholder Representative.
10.8	Amendment to Mutual Release Agreement, dated as of September 18, 2013, by and between Xhibit Corp., certain of its subsidiaries and Chris Richarde.
10.9	Leasehold Deed Of Trust, Assignment Of Rents And Leases, Security Agreement And Fixture Filing, dated as of September 18, 2013, executed by SkyMall, LLC.
10.10	Trademark Collateral Agreement, dated as of September 18, 2013, by and between SkyMall, LLC and SMXE Lending, LLC.
10.11	Trademark And Copyright Collateral Agreement, dated as of September 18, 2013, executed by and between Xhibit Corp. and SMXE Lending, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2013

Xhibit Corp., a Nevada corporation

By:  /s/ Scott Wiley
Scott Wiley, CFO